UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014 (January 28, 2014)

TEXAS CAPITAL BANCSHARES, INC.

(Name of Registrant)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.

(Address of principal executive officers)

75201

(Zip Code)

214-932-6600

(Registrant’s telephone number, including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 31, 2014, Texas Capital Bank, N.A., (the “Bank”), a subsidiary of Texas Capital Bancshares, Inc. (the “Company”), issued and sold $175 million aggregate principal amount of its 5.25% Subordinated Notes due 2026 (the “Notes”). The Notes were issued pursuant to a Purchase Agreement dated January 28, 2014 among the Company, the Bank, Deutsche Bank Securities Inc., U.S. Bancorp Investments, Inc. and Macquarie Capital (USA) Inc. as representatives of the initial purchasers named therein and an Issuing and Paying Agency Agreement, dated January 31, 2014 (the “IPAA”), between the Bank, as issuer of the Notes, and U.S. Bank National Association, as agent. The Notes were issued pursuant to an exemption from registration provided by Section 3(a)(2) of the Securities Act of 1933.

The net proceeds of the offering will be approximately $172.1 million and will be used to increase the Bank’s Tier 2 capital and for general corporate purposes. The Notes are expected to qualify as Tier 2 capital of the Bank for regulatory capital purposes, subject to applicable limitations.

The indebtedness evidenced by the Notes, including principal and interest, is unsecured and subordinate and junior in right of payment to the Bank’s obligations to its depositors, its obligations under banker’s acceptances and letters of credit, its obligations to any Federal Reserve Bank or the Federal Deposit Insurance Corporation (the “FDIC”) and any rights acquired by the FDIC as a result of loans made by the FDIC to the Bank or the purchase or guarantee of any of its assets by the FDIC pursuant to the provisions of 12 U.S.C. Section 1823(c), (d) or (e), and the Bank’s obligations to its other creditors, in each case whether now outstanding or hereafter incurred (except any obligations which expressly rank on a parity with or junior to the Notes).

The Notes will bear interest at the rate of 5.25% per annum from January 31, 2014, until the principal of the Notes has been paid in full. Interest on the Notes will be payable semi-annually in arrears on January 31 and July 31 of each year, commencing July 31, 2014, and on the date of maturity (each, an “Interest Payment Date”). Payments will include interest accrued to (but excluding) the relevant Interest Payment Date. Interest on the Notes will be calculated on the basis of a 360 day year of twelve 30 day months. The description of the Notes contained in this Current Report is qualified in its entirety by reference to the IPAA and the form of Note.

Copies of the IPAA and the form of Note are filed with this Current Report as Exhibits 4.1 and 4.2 and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits - See “Exhibit Index” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2014	TEXAS CAPITAL BANCSHARES, INC.

	By:	/s/ Peter B. Bartholow
Peter B. Bartholow
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Issuing and Paying Agency Agreement, dated January 31, 2014, between Texas Capital Bank, N.A., as Issuer, and U.S. Bank National Association, as Agent

4.2	Form of Global 5.25% Subordinated Note due 2026

4